Exhibit 10.17

Dated this 6th day of August 2014

BETWEEN

DMIH LIMITED

(as Chargor)

AND

OBSIDIAN AGENCY SERVICES, INC.

(as Chargee)

SECOND PRIORITY CHARGE OVER SHARES IN

UNITED TLD HOLDCO LTD.

Conyers Dill & Pearman (Cayman) Limited

Attorneys at Law

Cayman Islands

NOTE:  This document will be subject to stamp duty in the Cayman Islands if executed in or brought into the Cayman Islands

TABLE OF CONTENTS

1	INTERPRETATION	4

2	FIRST PRIORITY CHARGE	6

3	CHARGOR’S REPRESENTATIONS AND WARRANTIES	6

4	CHARGOR’S COVENANTS	8

6	DEALINGS WITH CHARGED PROPERTY	12

7	PRESERVATION OF SECURITY	13

8	ENFORCEMENT OF SECURITY	15

9	RECEIVER	16

10	FURTHER ASSURANCES	18

11	INDEMNITIES	19

12	POWER OF ATTORNEY	20

13	EXPENSES	21

14	NOTICES	22

15	ASSIGNMENTS	23

16	RELEASE	23

17.	CURRENCY	24

18.	MISCELLANEOUS	24

19	LAW AND JURISDICTION	26

THIS SECOND PRIORITY CHARGE OVER SHARES is made on the 6th day of August 2014

BETWEEN:

(1)

DMIH Limited a limited liability company incorporated under the laws of Ireland and having its registered office address at Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Co. Dublin, Ireland (the “Chargor”); and

AND:

(2)

Obsidian Agency Services, Inc.,  having its principal office address at 2951 28th Street, Suite 1000, Santa Monica, California 90405, United States of America, as collateral agent under the Credit Agreement (as defined below) (the “Chargee”).

WHEREAS:

(A)

By a credit agreement (the “Credit Agreement”) dated as of August 6, 2014 among Rightside Group, Ltd. (the “U.S. Borrower”),  United TLD Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of the Chargor (the “Cayman Borrower”, and together with the U.S. Borrower, the “Borrowers”), the lenders party thereto (the “Lenders”) and the Chargee as administrative agent and collateral agent, the Chargee has agreed to extend certain term loans to the Borrowers, upon the terms and conditions specified in the Credit Agreement;

(B)

Pursuant to the Credit Agreement and, as security for the Cayman Obligations (as defined below), the Chargor has agreed to grant the second priority Security Interests created by this Charge which, notwithstanding anything to the contrary herein, will automatically convert into a first priority Security Interest upon the discharge of the First Priority Charge (defined below);

(C)

It is also noted that the Chargor is a party to certain credit facility arrangements granted by Silicon Valley Bank as Revolving Loan Lender (as defined in the Credit Agreement)  pursuant to the terms of the Revolving Loan Documents (as defined in the Credit Agreement);

(D)

As security for the Chargor’s obligation to the Revolving Loan Lender under the Revolving Loan Documents, the Chargor has granted a first priority charge over shares (the “First Priority Charge”) dated 1 August 2014 over the Charged Property in favour of the Revolving Loan Lender; and

(E)

It is noted further that Chargee and the Revolving Loan Lender have entered into the Intercreditor Agreement (as defined in the Credit Agreement) to regulate the relationship between, inter alia, the First Priority Charge and this Charge.

NOW THIS CHARGE WITNESSES as follows:

1	INTERPRETATION

1.1	In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Business Day”	has the meaning attributed to such term in the Credit Agreement;

“Cayman Obligations” “Charge”	has the meaning attributed to such term in the Credit Agreement; means this charge over shares;

“Charged Property”

means all of the issued shares of the Company and all other shares in the Company from time to time legally or beneficially owned by the Chargor during the Security Period (together the “Charged Shares”) and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the sub-division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganisation, merger or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares;

“Company”

means United TLD Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (company registration number 266441), whose registered office address is at the offices of Maples Corporate Services Limited, Ugland House, South Church Street, George Town, PO Box 309, Grand Cayman KY1-1104, Cayman Islands;

“Event of Default”	has the meaning attributed to such term in the Credit Agreement;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Secured Parties”	has the meaning attributed to such term in the Credit Agreement;

“Security Interest”	means any charge, mortgage, pledge, lien, security interest or other encumbrance, howsoever created or arising; and

“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by the release of this Charge by the Chargee in accordance with Clause 16.

1.2	In this Charge unless the context otherwise requires:

(a)

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(b)

references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or clauses are, unless otherwise stated, references to sub-clauses of the clauses hereof or clauses of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

(e)	references to assets include property, rights and assets of every description;

(f)

references to any document are to be construed as references to such document as amended or supplemented from time to time including, without limitation any increase in the amount or change to the repayment period or other terms of the facilities provided under any Loan Document;

(g)	an Event of Default is “continuing” if it has not been waived or cured pursuant to and in accordance with the provisions of the Credit Agreement; and

(h)	capitalized terms used in this Charge but not otherwise defined shall bear the respective meanings given to them in the Credit Agreement.

2	FIRST PRIORITY CHARGE

2.1

Notwithstanding any other provision of this Charge, the rights of the Chargee hereunder shall in all respects be subject to and deferred in point of priority to the Security Interests and all other rights granted in favour of the Revolving Loan Lender pursuant to the First Priority Charge and the terms of the Intercreditor Agreement and the Chargee shall have no rights to take any enforcement action under this Charge (including, without limitation, pursuant to Clauses 8 (Enforcement), 9 (Receiver) and 12 (Power of Attorney) until the First Priority Charge is discharged and released or, otherwise, in accordance with the Intercreditor Agreement.

3	CHARGOR’S REPRESENTATIONS AND WARRANTIES

3.1	The Chargor hereby represents and warrants to the Chargee that:

(a)	the authorised share capital of the Company is US$50,000 divided into 50,000 shares with a par value of US$1.00 each;

(b)	the issued share capital of the Company is US$1,000 divided into 1,000 shares with a par value of US$1.00 each;

(c)	all presently outstanding shares of the Company are duly authorized and validly issued, fully paid and non-assessable, and in each case such shares have been issued 6 in full compliance with the requirements of all applicable securities laws and regulations and the constitutional documents of the Company;

(d)

there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal) or other third party rights of any kind, proxy or shareholders agreement or agreements of any kind for the purchase or acquisition of the Company or any of its securities;

(e)	the Chargor is a company duly organised, validly existing and in good standing under the laws of Ireland;

(f)

the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created by this Charge and the First Priority Charge) and any options or rights of pre-emption;

(g)

the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

(h)

this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(i)

the entry into and performance of this Charge by the Chargor and enforcement hereof by the Chargee will not (i) contravene the terms of any agreement to which the Chargor is bound or to which the Charged Property is subject or the memorandum and articles of association of the Company; (ii) does not violate any law or regulation of any governmental or official authority; and (ii) is not contrary to any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets;

(j)

all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge have been obtained and are in full force and effect;

(k)

there is no litigation pending or, to the knowledge of the Chargor, threatened in writing (whether or not the defence thereof or liabilities in respect thereof are covered by insurance) against or significantly affecting the Chargor, the Company or its shares;

(l)	the Chargor is solvent, no steps have been taken or are being taken to appoint a receiver or manager to take over its assets or a liquidator to wind it up; and

(m)

the foregoing representations and warranties are true and accurate as at the date hereof and will be true and correct throughout the continuance of this Charge with reference to the facts and circumstances subsisting from time to time.

4	CHARGOR’S COVENANTS

4.1

The Chargor hereby covenants with the Chargee to pay all amounts, interest, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys constituting the Cayman Obligations at the times and in the manner specified in the Credit Agreement and/or any other relevant Loan Document.

4.2	The Chargor hereby covenants that:

(a)	subject to the First Priority Charge and the terms of the Intercreditor Agreement, it will on the date hereof deliver to the Chargee:

(i)	the original share certificate(s), if any, and any other documents of title in relation to the Charged Shares;

(ii)	a blank, signed and undated transfer in respect of the Charged Shares in the form set out in Schedule 1;

(iii)	an executed and undated letter of resignation and related letter of authorisation from each director and each officer, if any, of the Company in the form set out in Schedule 2;

(iv)	an irrevocable shareholder proxy signed by the Chargor in favour of the Chargee for its benefit and the benefit of the other Secured Parties in the form set out in Schedule 3;

(v)	an undertaking signed by a director of the Company in the form set out in Schedule 4;

(vi)	a notice of charge over shares addressed by the Chargor to the Company in the form set out in Schedule 5 and acknowledged by the Company; and

(vii)

a certified copy of the special resolution of the Company dated 31 July 2014 amending the restrictions on the transfer of shares in the articles of association of the Company in a  form acceptable to the Chargee.

4.3	The Chargor hereby covenants that, subject to the First Priority Charge and the terms of the Intercreditor Agreement, it will forthwith:

(a)	deliver to the Chargee:

(i)	all original share certificates, if any, and other documents of title relating to any shares in the Company acquired by the Chargor after the date of this Charge forthwith upon such acquisition;

(ii)	blank, signed and undated transfer in respect of any shares in the Company acquired by the Chargor after the date of this Charge forthwith upon such acquisition; and

(iii)

an executed and undated letter of resignation and related letter of authority for the Chargee to date the same from each newly appointed director and officer of the Company forthwith upon such appointment;

(b)

on demand of the Chargee and at the expense of the Chargor, execute and deliver to the Chargee or to such person or persons as the Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing discharge of all Cayman Obligations, each such additional charge to be in such form as the Chargee may reasonably require; and

(c)

on request of the Chargee,  provide to the Chargee promptly on receipt by the Chargor a copy of all notices, written consents, reports, accounts, circulars and other communications issued by the Company or by any third party in respect of the Charged Shares.

4.4	The Chargor covenants that it shall not, and shall ensure that the Company will not, without the prior consent in writing of the Chargee:

(a)

save pursuant to an enforcement of the First Priority Charge, permit any person other than the Chargor, the Chargee, the other Secured Parties or any transferee nominated by the Chargee on enforcement of this Charge to be the registered holder of any of the Charged Shares;

(b)	assign, lease, license or grant any interest in the Charged Shares or agree to surrender or dispose of them (save as in accordance with this Charge, the First Priority Charge or the Credit Agreement);

(c)

permit any variation of the rights attaching to the Charged Shares, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge;

(d)

take or permit any action which might result in an increase or reduction in the authorised or issued share capital of the Company, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge;

(e)	exercise any voting or other rights in a way which may materially prejudice the value of the Charged Shares or otherwise materially jeopardise the security constituted by this Charge over them;

(f)	effect or permit the Company to be continued to another jurisdiction outside of the Cayman Islands;

(g)	effect or permit any scheme of arrangement, merger, consolidation, amalgamation or other reorganisation applicable to the Company;

(h)

take any action or cause any action to be taken that shall submit the Company to any proceeding under any applicable law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally; or

(i)

save in accordance with clauses  4.2(a)(vii) and 10.2, permit any amendment to the memorandum or articles of association of the Company, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge.

4.5

The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created and pursuant to the First Priority Charge, and except as permitted under the Credit Agreement) and that it will not without the prior consent in writing of the Chargee:

(a)

create or suffer the creation of any Security Interest (other than that created by this Charge and the First Priority Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein;

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property; or

(c)	permit the register of members of the Company to be maintained outside of the Cayman Islands.

4.6

The Chargor hereby further covenants that during the Security Period it shall procure that the Company shall not, without the prior consent in writing of the Chargee and except as permitted under the Credit Agreement:

(a)	create or permit to subsist any Security Interest upon the whole or any of its assets, except pursuant to the First Priority Charge;

(b)	register any transfer of the Charged Shares to any person (except to the Chargee or its nominees pursuant to the provisions of this Charge); except pursuant to the First Priority Charge;

(c)	issue any replacement share certificates in respect of any of the Charged Shares;

(d)	continue its existence under the laws of any jurisdiction other than the Cayman Islands;

(e)	do anything which might prejudice its status as an exempted company;

(f)	issue, allot or grant warrants or options with respect to any additional shares;

(g)	exercise any rights of forfeiture over any of the Charged Shares; or

(h)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, merge, reclassify or otherwise restructure any of the Charged Property.

5	SECURITY

5.1

In consideration of the Lenders making the Facility available to the Company and as a continuing security for the due and prompt payment, performance and discharge of the Cayman Obligations, the Chargor as legal and beneficial owner hereby:

(a)	charges in favour of the Chargee for its benefit and the benefit of the other Secured Parties by way of a second priority fixed charge the Charged Shares;

(b)

charges in favor of the Chargee for its benefit and the benefit of the other Secured Parties by way of second priority fixed charge all benefits present and future, actual and contingent accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property (to the extent not effectively charged under Sub-Clause (a)); and

(c)

assigns, and agrees to assign, absolutely by way of second priority security in favour of the Chargee for its benefit and the benefit of the other Secured Parties all its rights, present and future, actual and contingent, relating to any of the Charged Property (to the extent not effectively charged under Sub-Clause (a)).

5.2

The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

5.3

If the Chargee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or part of the Charged Property or any assignment of transfer of the Charged Property which is prohibited by the terms of this Charge, all payments thereafter by or on behalf of the Chargor to the Chargeee  shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Cayman Obligations as at the time when the Chargee receives such notice.

6	DEALINGS WITH CHARGED PROPERTY

6.1

Unless and until an Event of Default has occurred and is continuing and the Lender shall have given written notice to the Chargor of the Lender’s intention to exercise its rights pursuant to Clause 8.1:

(a)

the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge and/or any other Loan Document;

(b)	the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

(a)	the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.

6.2

The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and upon the occurrence of an Event of Default which is continuing, the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor.  Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Cayman Obligations.

7	PRESERVATION OF SECURITY

7.1	It is hereby agreed and declared that:

(a)

the Security Interest created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Cayman Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Cayman Obligations;

(b)	the Security Interest so created shall be in addition to and shall not in any way be prejudiced or affected by any Security Interest created pursuant to any other Loan Document;

(c)	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

(d)

no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(e)	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

7.2

The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Company, the Chargor, the Chargee or any other person:

(a)	any time or waiver granted to or composition with the Company or any other person;

(f)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other person;

(g)	any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person;

(h)	any amendment or supplement to any Loan Document or any other document or security;

(i)	the dissolution, liquidation, merger, consolidation, reconstruction or reorganisation of the Company or any other person; or

(j)	the unenforceability, invalidity or frustration of any obligations of the Company or any other person under any Loan Document or any other document or security.

7.3

Until the Cayman Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargor shall not by virtue of any payment made hereunder on account of the Cayman Obligations or by virtue of any enforcement by the Chargee or any other Secured Party of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

(k)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(l)	exercise any right of set-off or counterclaim against the Company or any such co-surety;

(m)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

(n)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Chargee.

7.4

The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution (other than such dividend or distribution payments described in clause 5.1(b)) or benefit of such security, indemnity or claim in fact received by it.

7.5

Until the Cayman Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Cayman Obligations without being under any immediate obligation to apply the same or any part thereof in or towards the discharge of such amount, provided that the Chargee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Chargee in any such account or accounts is sufficient to satisfy the outstanding amount of the Cayman Obligations in full.

8	ENFORCEMENT OF SECURITY

8.1

Subject to the terms of the First Priority Charge and the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the security hereby constituted shall become immediately enforceable and the Chargee may, at any time, without notice to, or consultation with, or the consent of, the Chargor:

(a)

solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit; and/or

(o)	remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge; and/or

(p)

receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in clause 8.4, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

(q)

sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

(r)	complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

8.6

The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

8.7

Upon any sale of the Charged Property or any part thereof by the Chargee the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

8.8	All moneys received by the Chargee pursuant to this Charge shall be held by it upon trust and shall be applied in the manner provided for in Section 8.3 of the Credit Agreement.

8.9	Neither the Chargee, the other Secured Parties nor their respective agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, 16 loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty and in no event shall the Chargee be liable for any consequential damages.

8.10

The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

8.11

The Chargor authorises the Chargee (but the Chargee shall not be obliged to exercise such right) after the occurrence of an Event of Default which is continuing to set-off against the Cayman Obligations any amount or other obligation (contingent or otherwise) owing by the Chargee to the Chargor.

9	RECEIVER

9.1

Subject to the terms of the First Priority Charge and the Intercreditor Agreement, at any time on and from the occurrence of an Event of Default which is continuing, the Chargee may, without notice to the Chargor, appoint one or more persons to be a Receiver (the “Receiver”) in relation to the Charged Property.

9.2	Where the Chargee appoints two or more persons as Receiver, the Receivers may act jointly or independently.

9.3

The Chargee may remove any Receiver it appoints and appoint another person or other persons as Receiver or Receivers, either in the place of the person removed (or who has otherwise ceased to act) or to act jointly with a Receiver or Receivers.

9.4	In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver may take such action in relation to the enforcement of this Charge to:

(a)	take possession of, redeem, collect and get in all or any part of the Charged Property;

(s)	raise or borrow money and grant security therefor over all or any part of the Charged Property;

(t)	appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

(u)	do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;

(v)

in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(w)	sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;

(x)

exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

(y)	make any arrangement or compromise which he shall think expedient; and

(z)	do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

9.5

Every Receiver shall, so far as it concerns responsibility for his acts, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee.

9.6

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

9.7	To the fullest extent permissible under law, the Chargee may exercise any right or power that the Receiver may exercise in relation to the enforcement of this Charge.

9.8	The Chargee shall have no liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on it by the above Clause.

9.9

The appointment of a Receiver shall not preclude the Chargee from making any subsequent appointment of a Receiver over all or any of the Charged Property over which a Receiver has not previously been appointed or has ceased to act.

10	FURTHER ASSURANCES

10.1	The Chargor shall execute and do all such assurances, acts and things as the Chargee in its absolute discretion may require for:

(a)	perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

(aa)	preserving or protecting any of the rights of the Chargee under this Charge;

(bb)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargee;

(cc)	facilitating the appropriation or realisation of the Charged Property or any part thereof; or

(dd)	exercising any power, authority or discretion vested in the Chargee under this Charge,

in any such case forthwith upon demand by the Chargee and at the expense of the Chargor.

10.10

Without limitation to the generality of clause 10.1, the Chargor covenants with the Chargee that it will on demand of the Chargee use its best efforts to procure any amendment to the memorandum and articles of association of the Company necessary or, in the opinion of the Chargee (acting reasonably) desirable, in order to give effect to the terms of this Charge or any documents or transactions provided for herein.

10.11

The Chargor shall provide such assurances and do all acts and things the Receiver may in his absolute discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

11	INDEMNITIES

11.1	The Chargor will indemnify and save harmless the Chargee, the other Secured Parties, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and 19 against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargee,  the other Secured Parties, the Receiver or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge or by law;

(ee)	in the preservation or enforcement of the Chargee’s or any other Secured Party’s rights under this Charge or the priority thereof; or

(ff)	on the release of any part of the Charged Property from the security created by this Charge,

and the Chargee,  the other Secured Parties, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Chargee, the other Secured Parties, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

11.12

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall.  For the purposes of this Clause,  “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

12	POWER OF ATTORNEY

12.1

Subject to the terms of the First Priority Charge and the Intercreditor Agreement, the Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder,  hereby irrevocably appoints the Chargee, each director and officer of the Chargee and the persons deriving title under it jointly and also severally to be its attorney:

(a)

to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

(gg)

to take and institute on non‑payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(hh)

to act as the Chargor’s corporate representative (and/or to appoint any officer or nominee of the Chargee for such purpose) to represent the Chargor at any general meeting of the members of the Company and to sign any resolution in writing of the members of the Company or to requisition or convene general meetings of the Company or to waive or consent to short notice of such in that capacity;

(ii)	to make allowances and give time or other indulgence to any surety or other person liable;

(jj)	otherwise generally to act for it and in its name and on its behalf; and

(kk)

to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in clause 9) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid, provided that, unless and until the occurrence of an Event of Default which is continuing, the Chargee may not exercise any powers pursuant to this appointment.

12.13

The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

13	EXPENSES

13.1

The Chargor shall pay to the Chargee on demand all reasonable and documented costs, fees and expenses (including, but not limited to, reasonable legal fees and expenses) and taxes thereon incurred by the Chargee or for which the Chargee may become liable in connection with:

(a)	the negotiation, preparation and execution of this Charge;

(ll)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;

(mm)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

(nn)	any consent or waiver required from the Chargee in relation to this Charge,

and in any case referred to in sub-clause (c) and (d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

13.14

The Chargor shall pay promptly any stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

14	NOTICES

14.1Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this Clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Chargor:

Name:	DMIH Limited
Address:	c/o Rightside Group, Ltd.
5808 Lake Washington Blvd. NE. Suite 300
Kirkland, WA 98033
United States of America

Attention:	Tracy Knox, Chief Financial Officer
Telephone:	(425) 298 2336
E-mail:	tracy.knox@rightside.co

Chargee:

Name:	Obsidian Agency Services, Inc.
Address:	c/o Tennenbaum Capital Partners, LLC,
2951 28th Street, Suite 1000,
Santa Monica,
California 90405,
United States of America.

Attention:	Asher Finci
Fax No:	(310) 889-4950),

with a copy (which shall not constitute notice) to:

Address:	Proskauer Rose LLP,

2049 Century Park East, Suite 3200,
Los Angeles,
California 90067,
United States of America.

Attention:	Steven O. Weise and Glen K. Lim
Fax:	Fax No. (310) 557-2193

15	ASSIGNMENTS

15.1

This Charge and all non-contractual obligations arising out of or in connection with it shall be binding upon and shall inure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and transferees and references in this Charge to any of them shall be construed accordingly.

15.2	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge without the prior written consent of the Chargee.

15.3

The Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee and shall notify the Chargor promptly following any such assignment or transfer.

16	RELEASE

16.1

Upon the Chargee being satisfied that the Cayman Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Chargor, the Chargee will, subject to being indemnified to its reasonable satisfaction for the costs and expenses incurred by the Chargee in connection therewith, release the security constituted by this Charge.

16.2

Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Company or the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

16.3	Any receipt, release or discharge of any Security Interest created by this Charge or of any liability arising under this Charge may be given by the Chargee in accordance with the 24 provisions of this Charge and shall not release or discharge the Chargor from any liability owed to the Chargee for the same or any other monies which may exist independently of this Charge.  Where such receipt, release or discharge relates to only part of the Cayman Obligations such receipt, release or discharge shall not prejudice or affect any other part of the Cayman Obligations or any of the rights and remedies of the Chargee under this Charge or any of the obligations of the Chargor under this Charge.

16.4

The Chargee shall, following the release of the Security Interest and discharge of the obligations of the Chargor under this Charge, provide written confirmation of such release and discharge to the Chargor.

16.5

The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Cayman Obligations or any other matter or thing whatsoever and shall be binding until all the Cayman Obligations have been unconditionally and irrevocably paid and discharged in full in accordance with the terms of this Charge.

16.6

This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or other contractual or other right or remedy, or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Chargee.

17	CURRENCY

17.1

For the purpose of, or pending the discharge of, any of the Cayman Obligations, the Chargee may, in its sole discretion, convert any moneys received, recovered, or realised in any currency under this Charge (including the proceeds of any previous conversion under this Clause) from their existing currency or denomination into any other at such rate or rate of exchange and at such time as the Chargee thinks fit.

17.2

No payment to the Chargee (whether under any judgment of a court or otherwise) shall discharge the Cayman Obligations in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which such Cayman Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Cayman Obligations expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce that cause of action and this Charge to recover the amount of the shortfall.

18	MISCELLANEOUS

18.1

The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof.  Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit.  The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

18.2

All sums payable by the Chargor under this Charge shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will, simultaneously with making the relevant payment under this Charge, pay to the Chargee such additional amount as will result in the receipt by the Chargee of the full amount which would otherwise have been receivable and will supply the Chargee promptly with evidence satisfactory to the Chargee that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

18.3

No delay or omission on the part of the Chargee in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

18.4

The Chargee’s rights, powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Chargee deems expedient.

18.5

If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

18.6

Any statement, certificate or determination of the Chargee as to the Cayman Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

18.7

The Chargor shall at all times maintain an agent for service of process in the Cayman Islands.  Such agent shall be the Company, with an address of c/o the offices of Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands, and any writ, judgment or other notice of legal process shall be sufficiently served on the Chargor if delivered to such agent at its address set out above.  The Chargor undertakes not to revoke any authority of above agent and if, for any reason, such agent no longer serves as agent of the Chargor to receive service of process the Chargor shall promptly appoint another such agent and advise the Chargee of the new agent’s name and address for service.

18.8

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Cayman Obligations and the Security Interest created by this Charge shall be deemed to be a principal security for the Cayman Obligations.  The liability of the Chargor under this Charge shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Chargor from its obligations under the Loan Documents in whole or in part, including without limitation and whether or not known to the Chargor, the Chargee or any other person any variation (however fundamental and whether or not involving any increase in the liability of the Chargor or any other obligor thereunder) or replacement of any Loan Documents or any other document or security so that the Chargor’s obligations under this Charge remain in full force and effect and that this Charge shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

18.9	This Charge, including its Schedules, contains the whole agreement between the Parties in respect of the subject matter of this Charge.

18.10	No variations of this Charge shall be effective unless made in writing and signed by each of the Parties.

18.11	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

18.12	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

18.13

If any of the clauses, sub-clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, sub-clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

18.14	Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Charge.

19	LAW AND JURISDICTION

19.1

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

[Page left intentionally blank]

IN WITNESS whereof the Parties have caused this Charge to be duly executed (as a Deed in the case of the Chargor) and delivered the day and year first before written.

EXECUTED as a DEED and DELIVERED	)
by DMIH Limited, in the presence of:-)		/s/ Rick Danis

Witness	/s/ Elizabeth Lee
Name	Elizabeth Lee

EXECUTED and DELIVERED	)
by Obsidian Agency Services, Inc.	)
	)	/s/ Howard Levkowitz

SCHEDULE 1

SHARE TRANSFER FORM

The undersigned, DMIH Limited, (the “Transferor”) for value received, receipt and sufficiency of which is hereby acknowledged, hereby transfers to ______________________________, of ______________________________  (the “Transferee”), the _____ shares standing in its name in the company called United TLD Holdco Ltd. to hold the same unto the Transferee.

Signed by the Transferor

acting by:

_______________________

DMIH Limited

Dated this _________________

Signed by the Transferee

acting by:

_______________________

[Name]

Dated this ___________

SCHEDULE 2

LETTER OF RESIGNATION

To:United TLD Holdco Ltd.

I, [Name of Director], hereby tender my resignation as a Director of United TLD Holdco Ltd. (“the Company”) with effect from the date hereof and confirm that I have no claims against the Company whether for compensation for loss of office, arrears of pay or otherwise.

____________________

[Name]

Director

Date:  _______________

AUTHORITY TO DATE LETTER OF RESIGNATION

TO:Obsidian Agency Services, Inc. (the “Chargee”)

You are hereby authorised to complete and date the letter of resignation I have deposited with you today in respect of my directorship of United TLD Holdco Ltd. by dating the same at any time after an Event of Default (as defined in the second priority charge over shares entered into between DMIH Limited and the Chargee dated [              ] 2014 (as the same may be amended from time to time)) has occurred which is continuing.

____________________

[Name]

[Director]

Date:______________2014

SCHEDULE 3

IRREVOCABLE PROXY

The undersigned,  DMIH Limited (the "Shareholder"), being the legal and beneficial owner of all of the issued shares of United TLD Holdco Ltd., a Cayman Islands exempted company (the "Company"), hereby appoints Obsidian Agency Services, Inc., as Chargee (the "Proxy Holder") the true and lawful attorney, proxy and representative and proxy of the Shareholder for and in the Shareholder's name, place and stead to attend all meetings of the shareholders of the Company and to vote at a meeting any and all shares in the Company at the time standing in the Shareholder's name and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) upon the occurrence of an Event of Default (having the meaning assigned in the second priority charge over shares and entered into between the Shareholder and the Proxy Holder dated [     ] 2014 (the “Share Charge”)) which is continuing.

The Shareholder hereby affirms that this proxy is given pursuant to the Share Charge.  THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall for any reason be ineffective or unenforceable or fail to provide the Chargee with the rights or the control over the Shareholder's shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Chargee with substantially the same control over the Company as contemplated herein.  This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

Executed and delivered as a deed this ______________2014

_______________

Director

For and on behalf of

DMIH Limited

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________

SCHEDULE 4

UNDERTAKING

United TLD Holdco Ltd.

(the “Company”)

To:Obsidian Agency Services, Inc. (the “Chargee”)

_________________2014

Charge Over Shares

I confirm that we have been instructed by DMIH Limited (the “Chargor”) to make and have accordingly made an annotation of the existence of the second priority charge over shares entered into between the Chargor and the Chargee (the “Share Charge”) noting the existence of the security interests created in favour of Chargee by the Share Charge in the register of members of the Company in the terms required by the Share Charge, a true copy of which is attached hereto.

The Company hereby irrevocably undertakes and covenants with the Chargee:

(i)

following the occurrence of an Event of Default which is continuing, to register all transfers of shares of the Company made pursuant to and in accordance with the terms of the Share Charge submitted to the Company for registration as soon as practical following submission, subject to the terms of the First Priority Charge and the Intercreditor Agreement (each as defined in the Share Charge);

(ii)	not to register any transfer of the issued shares of the Company (other than pursuant to the Share Charge), subject to the terms of the First Priority Charge and the Intercreditor Agreement;

(iii)

not to issue, redeem or repurchase any shares of the Company without the prior written consent of the Chargee, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by the Share Charge; or

(iv)

not without the Chargee’s prior written consent to change the registered office of the Company or the place at which (or the service provider by which) the register of members of the Company is maintained.

Additionally, the Company acknowledges and agrees to its appointment as agent for service of process in the Cayman Islands for the Chargor in accordance with clause 18.7 of the Share Charge.

Executed and delivered as a deed this ___________2014 for and on behalf of the Company

____________________

Director

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________

SCHEDULE 5

NOTICE OF CHARGE OVER SHARES

To:United TLD Holdco Ltd. (the “Company”)

________________2014

Charge over Shares

We hereby notify you that pursuant to a second priority charge over shares dated [      ] 2014 between DMIH Limited (the “Chargor”) and Obsidian Agency Services, Inc., as Chargee (the “Chargee”), the Chargor has granted a security interest over all of the shares in the Company registered in its name (the “Share Charge”) and, at any time after the Chargee notifies you that an Event of Default (as defined in the Share Charge) has occurred and is continuing, you (and any service provider of the Company in possession of the register of members of the Company) are hereby authorised and instructed to take such steps to register the Chargee or its nominee as the registered holder of the shares pursuant to the Share Charge without further reference to ourselves.

Yours faithfully,

_______________

Director

For and on behalf of

DMIH Limited

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________